Exhibit 10.2

LEASE AGREEMENT
BUILDING LEASE

     THIS LEASE (hereafter referred to as “Lease”) is made and entered into on the 2nd day of February, 2007, by and between the PORT OF BENTON, a municipal corporation of the State of Washington, hereinafter called the “Port”, and PLASMET CORPORATION, a Washington corporation, hereinafter called tile “Lessee”.

     The Port owns a building located in the Port’s Manufacturing Mall in the City of Richland, Benton County, Washington, commonly referred to as 2345-2355 Stevens Drive, Richland, Washington. The Port will lease a portion of the above-described building, hereafter referred to as the “Premises, to the Lessee in accordance with the following terms and conditions:

ARTICLE I
Title to Premises

     The Port acquired title to the Premises from the United States of America acting through the Department of Energy. The conveyance is subject to certain terms and conditions, including a reversion to the United States. The Port has provided copies of the conveyance documents to the Lessee. The Lessee agrees to comply with the provisions of the conveyance documents.

ARTICLE II
Location of Premises

     The demised Premises are a portion of the real property described on Exhibit 1 to this lease The Lessee shall occupy 20,913 square feet of space, as depicted on Exhibit 2, hereafter referred to as “Premises”. Exhibit 3 provides an outline of the laydown yard.

ARTICLE III
Conditions of Premises

     3.1   The Lessee has inspected the Premises and agrees to take the Premises in its present condition and without warranty by the Port. The Lessee is relying upon its own inspections of the Premises to determine whether to enter into this Lease and the Lessee is not relying upon any representation made by the Port, its employees or agents, except as specifically set forth in this Lease.

     3.2   The Premises contains equipment and fixtures, more particularly identified on Exhibit 4, which are the property of the Port. The equipment and fixtures shall remain on the Premises in good working condition when the Lessee vacates, ordinary wear and tear excepted.

ARTICLE IV
Term

     4.1   The term of this Lease shall be for a period of six (6) months, commencing on February 1, 2007, and terminating on August 31, 2007.

     4.2   The Lessee shall have the option to extend this Lease for two (2) additional terms of one (1) year each at the end of the initial term or at the end of each extension term.

     4.3   In order to exercise the options to extend this Lease, the Lessee shall give the Port written notice of its intent to exercise an option at least ninety-(90) days prior to termination of the initial term or any renewal term.

     4.4   The Lessee may only exercise the right to extend the term of this Lease if the Lessee is not in material default in the performance of the terms of this Lease at the time the Lessee exercises the option.

     4.5   In the event the Lessee elects not to exercise any Lease extensions as provided in this Article, then this Lease shall terminate at the end of the then current term and the Lessee shall have no further rights under the terms of the Lease.

ARTICLE V
Rental

     5.1   The Lessee shall occupy 20,913 square feet of office space, as depicted on Exhibit 2. The rent for the office space is $5228.25 each month in advance plus the applicable leasehold excise tax of $671.31 fora monthly payment of $5899.56. The Leasehold Excise Tax rate imposed by the State of Washington is currently12.84% of the rent.

     5.2   The rent does not include utilities, janitorial, maintenance, repairs, taxes payable by the Lessee or other direct costs for the occupation of the space.

     5.3   In addition to the rent set forth in Section 5.1, Lessee shall pay to the Port the sum of $1254.78 on the first day of each month during the term of this Lease. This amount shall be Lessee’s payment for their pro rata share of the electrical power, natural gas, water and sewer for that portion of the Premises occupied by Lessee, which are paid by the Port. The monthly payment includes the usual and ordinary cost of the utilities. This payment will not cover the cost for installation of additional electrical equipment or the additional cost of electrical power for specialized equipment used by Lessee. The Port retains the discretion to bill expenses to the tenants of the building on a non-pro rata basis in the event any of the tenants incur expenses which are materially lower or higher than the costs incurred by the other tenants calculated on a straight pro rata basis.

     5.4   Each month during the term of this Lease, Lessee will pay to the Port the Leasehold Excise Tax attributable to the lease of the property and the Port shall remit payment to the State of Washington.

     5.5   At the end of the initial lease term and at the end of each of the three (3) years of the lease term thereafter, the rent for the demised premises shall be adjusted by the same percentage as the percentage increase in the Consumer Price Index-United States-All items (CPI). The Port will calculate the percentage of change in the CPI from the inception of the lease or from the date of the last rental adjustment until the date the renewal becomes effective. The same percentage shall then be applied to the rent to determine the amount of rent which will be paid during the ensuing term of the lease. Provided, however, that the rent shall not be reduced below the rent which has been agreed upon for the initial three (3) years of the lease. In the event the CPI is discontinued, the Port may select another statistical base which indexes the changes in the cost of living and substitute this index for the CPI in calculating the change in the rent.

ARTICLE VI
Security Bond

     The Lessee shall provide a rent security bond as required by Revised Code of Washington 53.08.085. Subject to the approval of the Port Commission, the rent security bond may be modified as follows: the Lessee will provide the Port with a rent security bond or a cash deposit sufficient to pay the leasehold tax for one year in the amount of $4027.86. The amount of the bond or security deposit shall be adjusted from time to time to reflect any changes in the amount of space occupied by the Lessee during the term of this Lease, changes in the rent paid by the Lessee or changes in the leasehold excise tax rate. Upon the termination of this Lease, after application of the deposit to obligations owed by the Lessee to the Port, the balance of the deposit shall be refunded to the Lessee.

ARTICLE VII
Utilities and Access

     7.1   The Lessee shall be responsible for the payment of cost of all utilities or services used on the Premises during the term of this Lease, including, but not limited to electricity, telephone, water, gas, sewer and trash removal. Some utilities used on the premises are not metered separately to the Lessee’s Premises and are included in the payment provided for in Article V, Section 5.3. Any utilities for the Premises separately metered shall be carried in the name of the Lessee.

ARTICLE VIII
Use of the Leased Premises

     The permitted uses of the Premises by the Lessee are conducting research and development, processing materials, commercial offices and uses associated therewith. The Lessee covenants and agrees that. it will use the leased Premises for the permitted uses for operations incidental thereto and for no other purpose except with the prior written approval of the Port.

ARTICLE IX
Title to Improvements

     9.1   The Port retains title to the improvements situated on the Premises at the commencement of the Lease and the title to all equipment, furnishings and fixtures which are owned by the Port at the commencement of the Lease. Any improvements constructed upon the Premises by the Lessee in accordance with the terms of this Lease, whether structural or otherwise, shall become the property of the Port after the improvements have been constructed and approved by the Port. Any machinery, equipment and fixtures installed therein by the Lessee shall remain the property of the Lessee during the term of this Lease and any extensions.

     9.2   Upon the expiration or termination of this Lease, the Lessee shall have the option to remove any improvements or alterations to the property which have been installed by the Lessee and to restore the Premises to the original condition or to leave with the Premises any improvements or alterations which were made with the prior approval of the Port. The Port may require the Lessee to remove any alterations or improvements which were made without the Port’s approval.

ARTICLE X
Construction of Improvements

     10.1   Before any construction, reconstruction or alteration of the improvements on the Premises is commenced and before any building materials have been delivered to the Premises in connection with such construction, reconstruction or alteration by Lessee or under Lessee’s authority, Lessee shall comply with all the following conditions ‘or procure Port’s written waiver of the following condition or conditions:

     10.2   Lessee shall deliver to Port one set of preliminary construction plans and specifications showing the proposed improvements or alterations sufficient to enable Port to make an informed judgment about the design and quality of construction. Lessee shall permit Port to use the plans without payment for purposes relevant to and consistent with this Lease.

     10.3   The Port shall examine the plans and specifications for the purpose of determining reasonable compliance with the terms and conditions of this Lease and the Protective Covenants, as hereafter defined. Approval or disapproval shall be communicated to the Lessee within thirty days (30) of a submittal. Disapproval shall be accompanied by specification in reasonable detail of the grounds for disapproval.

     10.4   Lessee shall prepare, final working plans and specifications substantially conforming to preliminary plans previously approved by the Port, submit them to the appropriate governmental agencies for approval, and deliver to Port one complete set as approved by the governmental agencies.

     10.5   Once work is begun, Lessee shall, with reasonable diligence, complete all construction of improvements. All work shall be performed in a workmanlike manner, substantially comply with the plans and specifications required by this Lease, and comply with all applicable governmental permits, laws, ordinances and regulations.

     10.6   Lessee shall pay the cost and expense of all Lessee’s improvements constructed on the Premises. Lessee shall not permit any mechanics’, materialmen’s, contractors’ or subcontractors’ lien arising from any work of improvement performed by or for the Lessee to be enforced against the Premises, however it may arise. Lessee may withhold payment of any claim in connection with a good faith dispute over the obligation to pay so long as Port’s property interests are not jeopardized. Lessee shall defend and indemnify Port against all liability and loss of any type arising out of the construction of improvements on the Premises by Lessee. Lessee shall reimburse Port for all sums paid according to this paragraph, together with the Port’s reasonable attorneys’ fees and costs.

     10.7   On completion of the construction of any improvements, additions or alterations covered by this Section, Lessee shall give Port notice of all structural or material changes in plans or specifications made during the course of the work and shall at that time supply Port with as-built drawings accurately reflecting the work.

ARTICLE XI
Maintenance and Repairs

     11.1   The Port shall be responsible for maintenance of the structural portions of the building including the roof, foundation and structural walls, except for any damages caused by the Lessee.

     11.2   The Lessee shall be responsible for the maintenance of the interior portions of the Premises. The Lessee shall at all times keep the Premises neat, clean and sanitary. The Lessee will replace any glass in all windows and doors on the Premises as may become cracked or broken due to the acts or omissions of the Lessee, its employees, agents, representatives, contractors or invitees and, except for reasonable wear and tear, will at all times preserve said Premises in as good a repair as they are at the commencement of this Lease. All repairs shall be at Lessee’s sole cost and expense, except as otherwise set forth herein.

     11.3   At the time that this Lease expires or is terminated, the Lessee will vacate the Premises without further notice from Port and will perform the following maintenance within one week of vacating the Premises: 1) replace all burned out lights; 2) insure that all drains, faucets, and toilets are in complete operation; 3) clean all floors; 4) perform any duty required to place the Premises in as near a condition as at the time of occupancy, normal wear and tear excepted and 5) Lessee shall remove all materials or hazardous substances from the Premises. Lessee is responsible for surrendering to Port all keys fitting all locks located on the Premises.

     11.4   Any improvements or alterations constructed on the Premises by the Lessee shall be subject to the provisions of Article IX.

ARTICLE XII
Installation of Signs

     All signs or symbols in or on the windows or doors or elsewhere about the Premises or on any exterior part of the building shall be subject to the prior review and approval of the Port. At its expense, the Lessee shall be entitled to install its corporate logo on the exterior of the building in conformity with the signs installed by the other tenants of the building. The exact size and placement ofthe sign shall be approved by the Port prior to installation.

ARTICLE XIII
Security for Lessee’s Obligations

     In addition to the security provided for in Article VI, in order to secure the prompt, full and complete performance of all of Lessee’s obligations under this Lease, including but not limited to Lessee’s obligations to protect and indemnify Port from any liability subject to the lien, if any, of the holder of the first mortgage against the Premises, Lessee hereby grants to Port a security interest in and assigns to Port all of Lessee’s right, title and interest in and to all rents from the Premises and improvements thereon as collateral to secure all of Lessee’s obligations under this Lease. In the event Lessee defaults in any of its obligations hereunder, Port shall have the right at any time after the period for cure provided in Section 2i.3, without notice or demand, to collect all rents directly and apply all sums so collected to satisfy Lessee’s obligations hereunder, including payment to Port of any sums due from Lessee. The assignment of rents to the Port shall be subordinate to any assignment of rents to a leasehold mortgagee for security purposes. Such remedy shall be in addition to all other remedies under this Lease.

ARTICLE XIV
Assignment and Subletting

     Except as otherwise expressly permitted herein, this Lease shall not be assignable in whole or in part by Lessee without the prior written consent of the Port. In the event of an assignment or other conveyance of Lessee’s leasehold interest, the covenants and agreements of this Lease shall be binding upon the heirs, legal representatives, successors and assignees of any or all the parties hereto. No such assignment or subletting shall relieve the Lessee of its obligations under this Lease.

ARTICLE XV
Access to Premises

     Lessee shall allow Port access at all reasonable times to the leased Premises and, after reasonable advance notice to the Lessee, for the purpose of inspection and repairs which the Port may deem to be necessary for the protection of the Premises. Lessee shall provide Port with copies of keys necessary for such access. The Port shall have the right to place and maintain “For Rent” signs in conspicuous places on the Premises for ninety (90) days prior to the expiration of this Lease and shall have the right to show the Premises to perspective Lessees during that period at reasonable times of day.

ARTICLE XVI
Taxes

     The Lessee shall pay and hold the Port harmless from all state, federal and local taxes and assessments levied against the leased Premises, the improvements on the Premises or the leasehold interest. The Lessee may, in good faith, contest the validity or the amount of any tax or assessment which it is required to pay and, while such contest is continuing, Lessee may, to the extent permitted by law, refuse to pay such tax or assessment.

ARTICLE XVII
Protection Against Claims and Losses

     17.1   The Lessee shall be responsible for any injury to persons or damage to Premises arising from 1) the Lessee’s conduct of business on or use of the leased Premises or any of Lessee’s operations which are necessary or incidental thereto; 2) the Lessee’s erection or removal of any equipment, building or part thereof or the making of any repairs, alterations, additions or improvements to the leased Premises; or 3) any default by the Lessee or negligence in the performance of any covenant or obligation to be performed by the Lessee hereunder.

     17.2   The Lessee covenants and agrees to indemnify and save the Port harmless from any and all liability, loss, damage or costs (including attorney’s fees) incurred in or arising out of any claim, suit, action or other legal proceedings brought against the Port by third parties for injury to or death of persons or injury to or destruction of property which are the responsibility of the Lessee under the terms and conditions of this Lease. For the purposes of this indemnification, the Lessee waives the immunity provided any industrial insurance or workman’s compensation act, including the Washington Industrial Insurance Act RCW Title 51.

ARTICLE XVIII
Casualty Insurance

     18.1   Throughout the term at Tenant’s sole cost and expense, Tenant shall keep or cause to be kept in force for the mutual benefit of Port and Tenant comprehensive broad form general public liability insurance (including a contractual liability endorsement) against claims and liability for personal injury, death or property damage arising from the use, occupancy, misuse or condition of the Property and improvements with limits of coverage in an amount and with deductibles in such amounts as may be reasonably acceptable to the Port. During the initial five years of the Lease term the insurance policy limit shall be $1,000,000.00.

     18.2   The Lessee agrees to maintain property insurance on all of the demised Premises to protect against all perils, including, but not limited to, fire, explosion and such other perils with extended coverage endorsements generally written in the State of Washington by insurance companies in an amount equal to the full insurable value thereof. The Lessee may self-insure against these hazards providing that the Lessee submits certificates and any other documentation reasonably required by the Port to confirm the existence of such self-insurance.

     18.3   The Lessee shall name the Port as an additional insured on the public liability insurance policy required to be maintained by the terms of this Lease. Port may require Lessee to deliver to Port in the manner required for notices a copy or certificate of all insurance policies required by this Lease. Lessee shall include a provision in each of its insurance policies requiring the insurance carrier to give Port at least thirty (30) days prior written notice before such policy terminates. Lessee shall not substantially modify any of the insurance policies required by this Lease without giving at least thirty (30) days prior written notice to Port.

     18.4.   All of the Lessee’s personal property on the leased Premises shall be held at the risk of the Lessee. The Port shall not be liable for any damage, either to persons or property, sustained by the Lessee or any others caused by any defects now in the leased Premises or hereafter occurring therein or by the disrepair of the Premises or caused by bursting or leaking of water, gas, sewers, steam lines or from any act of neglect or employees, co-Lessees or other occupants of said facilities (excepting only willful misconduct or acts of negligence of the Port, its agents or employees) or any other persons or due to the happening of any accident from whatsoever cause in or about said facilities.

     18.5   The Lessee agrees to be responsible for any damages suffered by other occupants, if any, or uses of said Premises arising out of any of the aforesaid causes and resulting from the negligence of the Lessee, its agents or employees, or resulting from the failure of the Lessee to keep and perform any covenants, agreement or obligation herein unposed upon the Lessee; provided that the Lessee shall have the right to contest any such claim by litigation, if necessary, and to interpose all defenses available.

     18.6   In the case of the failure of the Lessee at any time to procure and maintain such insurance or to renew the same, the Port may obtain and maintain such insurance and shall be entitled to reimbursement from the Lessee for any premiums paid by the Port therefore.

ARTICLE XIX
Damage or Destruction by Insured Casualty

     In case the improvements owned by the Port on the demised Premises at any time hereafter are damaged or destroyed by an insured casualty, the proceeds of the Lessee’s insurance shall be used to repair or rebuild the Premises. In the event the proceeds are not sufficient to repair or rebuild the Premises, the Port may elect not to repair or rebuild and this lease shall terminate as of the date of the damage or destruction.

ARTICLE XX
Damage or Destruction by Uninsured Casualty

     In the event the Port owned improvements, fixtures or equipment on the demised Premises are damaged or destroyed by reason of any negligent act or omission by the Lessee, its employees, agents, contractors, invitees or licensees, or by an uninsured casualty against which the Lessee is required to maintain insurance, the Lessee shall repair, replace or restore the improvement, fixture or equipment at its own expense.

ARTICLE XXI
Condemnation

     If a substantial portion of the leased Premises is condemned for public use by any authority superior to the Port, such as the State of Washington or the United States of America, this Lease shall terminate without liability of either party to the other. If the interest condemned is substantially less than fee simple, or if fee simple is taken on part of the Premises only, in either case leaving the Lessee’s facilities still usable for the Lessee’s purposes, in the opinion of the Lessee, then this Lease shall not terminate and the Lessee shall be entitled to abatement for future rent for the portion of the Premises which are taken by eminent domain. Lessee shall be entitled to share equitably in the award made to the Port, provided, however, that direct adjustment with the Lessee has not been made by the condemning authority. The Port shall refund to the Lessee any sums or rents which the Lessee has prepaid to the Port and which the Lessee will be unable to use as a result of the condemnation.

ARTICLE XXII
Default

     22.1   Each of the following events shall be a default by Lessee and a breach of this Lease.

               22.1.1   The failure or refusal to pay when due any installment of rent or other sum required by this Lease to be paid by Lessee or the failure to perform as required or conditioned by any other covenant or condition of this Lease.

               22.1.2   The appointment of a receiver to take possession of the Premises or improvements or of Lessee’s interest in the leasehold estate or of Lessee’s operations on the Premises for any reason, unless such appointment is dismissed, vacated or otherwise permanently stayed or terminated within sixty (60) days after the appointment.

                22.1.3   An assignment by Lessee for the benefit of creditors or the filing of a voluntary or involuntary petition by or against Lessee under any law for the purpose of adjudicating Lessee a bankrupt or for extending time for payment, adjustment or satisfaction of Lessee’s liability or for reorganization, dissolution or arrangement on account of or to prevent bankruptcy or insolvency; unless the assignment or proceeding and all consequent orders, adjudications, custodies, and supervision are dismissed, vacated or otherwise permanently stayed, or terminated within sixty (60)days after the assignment, filing or other initial event.

     22.2   As a precondition to pursuing any remedy for an alleged default by Lessee, Port shall give written notice of default to Lessee, in the manner herein specified for the giving of notices. Each notice of default shall specify the alleged event of default and the intended remedy.

     22.3   If the alleged default is nonpayment of rent, taxes or other sums to be paid by Lessee as provided in this Lease, Lessee shall have ten (10) days after receipt of written notice to cure the default. For the cure of any other default, Lessee shall have thirty (30) days after receipt of written notice to cure the default, provided; however, that if it takes more than thirty (30) days to cure a default, the Lessee shall not be in default if it promptly undertakes a cure and diligently pursues it.

ARTICLE XXIII
Remedies for Default

     23.1   If any default by Lessee continues uncured after receipt of written notice of default and the period to cure as required by this Lease, for the period applicable to the default, the Port has the following remedies in addition to all other rights and remedies provided by law or equity to which Port may resort cumulatively or in the alternative.

     23.2   Without terminating this Lease, Port shall be entitled to recover from Lessee any amounts due hereunder or any damages arising out of the violation or failure of Lessee to perform any covenant, condition or provision of this Lease.

     23.3   Port may elect to terminate this Lease and any and all interest and claim of Lessee by virtue of such Lease, whether such interest or claim is existing or prospective, and to terminate all interest of Lessee in the Premises and any improvements or fixtures thereon (except trade fixtures). In the event this Lease is terminated, all obligations and indebtedness of Lessee to Port arising out of this Lease prior to the date of termination shall survive such termination. In the event of termination by Port, Port shall be entitled to recover immediately as damages the total of the following amounts:

               23.3.1   The reasonable costs of re-entry and re-letting, including, but not limited to, any expenses of cleaning, repairing, altering, remodeling or refurbishing the Premises to the condition they were in at the outset of the Lease, reasonable wear and tear excepted, removing Lessee’s property or any other expenses incurred in recovering possession of the Premises or re-letting the Premises, including, but not limited to, reasonable attorney’s fees, court costs, broker’s commissions and advertising expense.

               23.3.2   The loss of rental on the Premises accruing until the date when a new Lessee has been or, with the exercise of reasonable diligence, could have been obtained.

     23.4   Port may re-enter the Premises and take possession thereof and remove any persons and property by legal action or by self-help and without liability for damages and Lessee shall indemnify and hold the Port harmless from any claim or demand arising out of such re-entry and removal of persons and property, except for the gross negligence or willful misconduct of the Lessor. Such re-entry by the Port shall not terminate the Lease or release the Lessee from any obligations under the Lease. In the event Port re-enters the Premises for the purpose of re-letting, Port may re-let all or some portion of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting’ of a period of rent-free occupancy or other rental concession, and Port may not be required to re-let to any Lessee which Port may reasonably consider objectionable.

cure the default. For the cure of any other default, Lessee shall have thirty (30) days after receipt of written notice to cure the default, provided; however, that if it takes more than thirty (30) days to cure a default, the Lessee shall not be in default if it promptly undertakes a cure and diligently pursues it.

ARTICLE XXIII
Remedies for Default

     23.1   If any default by Lessee continues uncured after receipt of written notice of default and the period to cure as required by this Lease, for the period applicable to the default, the Port has the following remedies in addition to all other rights and remedies provided by law or equity to which Port may resort cumulatively or in the alternative.

     23.2   Without terminating this Lease, Port shall be entitled to recover from Lessee any amounts due hereunder or any damages arising out of the violation or failure of Lessee to perform any covenant, condition or provision of this Lease.

     23.3   Port may elect to terminate this Lease and any and all interest and claim of Lessee by virtue of such Lease, whether such interest or claim is existing or prospective, and to terminate all interest of Lessee in the Premises and any improvements or fixtures thereon (except trade fixtures). In the event this Lease is terminated, all obligations and indebtedness of Lessee to Port arising out of this Lease prior to the date of termination shall survive such termination. In the event of termination by Port, Port shall be entitled to recover immediately as damages the total of the following amounts:

               23.3.1   The reasonable costs of re-entry and re-letting, including, but not limited to, any expenses of cleaning, repairing, altering, remodeling or refurbishing the Premises to the condition they were in at the outset of the Lease, reasonable wear and tear excepted, removing Lessee’s property or any other expenses incurred in recovering possession of the Premises or re-letting the Premises, including, but not limited to, reasonable attorney’s fees, court costs, broker’s commissions and advertising expense.

               23.3.2   The loss of rental on the Premises accruing until the date when a new Lessee has been or, with the exercise of reasonable diligence, could have been obtained.

     23.4   Port may re-enter the Premises and take possession thereof and remove any persons and property by legal action or by self-help and without liability for damages and Lessee shall indemnify and hold the Port harmless from any claim or demand arising out of such re-entry and removal of persons and property, except for the gross negligence or willful misconduct of the Lessor. Such re-entry by the Port shall not terminate the Lease or release the Lessee from any obligations under the Lease. In the event Port re-enters the Premises for the purpose of re-letting, Port may re-let all or some portion of the Premises, alone or in conjunction with other properties, for a term longer or shorter than the term of this Lease, upon any reasonable terms and conditions, including the granting’ of a period of rent-free occupancy or other rental concession, and Port may not be required to re-let to any Lessee which Port may reasonably consider objectionable.

     23.5   In the event Port re-lets the Premises as agent for Lessee, Port shall be entitled to recover immediately as damages the total of the following amounts.

               23.5.1   An amount equal to the total rental coming due for the remainder of the term of this Lease, computed based upon the periodic rent provided for herein and without discount or reduction for the purpose of adjusting such amount to present value of anticipated future payments, less any payments thereafter applied against such total rent by virtue of the new lease.

               23.5.2   The reasonable costs of re-entry and re-letting, including but not limited to, any expense of cleaning, repairing, altering, remodeling, refurbishing, removing Lessee’s property, or any other expenses incurred in recovering possession of the Premises or re-letting the Premises, including, but not limited to, attorneys’ fees, court costs, broker’s commissions and advertising expense.

     23.6   All payments received by Port from re-letting shall be applied upon indebtedness and damages owing to Port from Lessee, if any, and the balance shall be remitted to Lessee.

ARTICLE XXIV
Waiver

     No waiver of any default shall constitute a waiver of any other breach or default, whether of the same or any other covenant or condition. No waiver, benefit, privilege or service voluntarily given or performed by either party shall give the other any contractual right by custom, estoppel or otherwise. The subsequent acceptance of rent pursuant to this Lease shall not constitute a waiver of any preceding default by Lessee other than default on the payment of that particular rental payment, regardless of Port’s knowledge of the preceding breach at the time of accepting rent. Acceptance of rent or other payment after termination shall not constitute a reinstatement, extension or renewal of this Lease or revocation of any notice or other act by Port.

ARTICLE XXV
Attorneys Fees

     If either party brings any action or proceeding to enforce, protect or establish any right or remedy under this Lease, the prevailing party shall be entitled to recover reasonable attorneys’ fees and costs from the non-prevailing party. Arbitration is an action or proceeding for the purpose of this provision. The “prevailing party” means the party determined by the court or the arbitrator to most nearly have prevailed.

ARTICLE XXVI
Protective Covenants

     The Port may hereafter adopt Protective Covenants for the property on which the Premises is situated. The Lessee agrees to comply with the Protective Covenants as” adopted by the Port, provided that the covenants will not materially affect the Lessee’s use of the Premises. In the event of a conflict between the Protective Covenants and the provisions of this Lease, the provisions of this Lease shall govern.

ARTICLE XXVII
Recording of Lease

     Either party to this Lease may record the Lease with the Auditor of Benton County. In lieu of recording the entire Lease, either party may record a memorandum of lease setting forth the legal description of the Premises, the parties and the term of the Lease, together with any additional information which the party deems to be relevant and as long as the information in the memorandum is accurate the other party agrees to sign the memorandum of lease.

ARTICLE XXVIII
Hazardous Materials

     28.1   Lessee shall not take or store upon the Premises any pollutants, contaminants, hazardous or toxic materials, as defined by the law of the State of Washington or by federal law (hereafter “Hazardous Materials”), except in strict compliance with all applicable rules, regulations, ordinances and statutes. Lessee shall comply with the Port’s Hazardous Materials Communications Policy, but shall not be subject to the notice requirements thereof in connection with the installation, use, operation or removal of usual office equipment including, without limitation, computers and photocopiers.

     28.2   Lessee shall not contaminate the Premises with any Hazardous Materials. The Lessee shall immediately remove any Hazardous Materials released upon the premises by Lessee, its sublessees, employees, agents, invitees or licensees and shall promptly restore the Premises, subject to any condition existing at the commencement of this Lease, which shall be the responsibility of the Port. Lessee’s obligations shall not apply to Hazardous Materials which. migrate onto, under or through the Premises as a result of contamination on or near the Premises on the effective date of this Lease or otherwise caused by anyone other than the Lessee, its customers, sublessees, employees, agents, invitees, licensees or any party under the control or direction of the Lessee during the term of this Lease.

     28.3   Lessee shall defend Port and hold it harmless from any cost, expense, claim or litigation arising from Hazardous Materials on the Premises or resulting from the contamination of the Premises, in each instance to the extent caused by the acts or omissions of the Lessee, its sublessees, employees, agents, invitees or licensees during the term of this Lease.

     28.4   In the event any portion of the Premises becomes untenantable due to contamination of the Premises due to the acts of the Port or of the other tenants in the building in which the Premises are situated, through no fault of the Lessee, the rent for the untenantable portion of the Premises shall abate for the portion of the premises which are rendered untenantable due to the contamination.

     28.5   In the event of the termination of this Lease for any reason, the obligation of the Lessee to restore the Premises and the obligation to indemnify the Port set forth above shall survive the termination.

ARTICLE XXIX
General Conditions

     29.1   NOTICES. Any notices required or permitted to be given under the terms of this Lease, or by law, shall be in writing and may be given by personal delivery or by registered or certified mail, return receipt requested, or by overnight courier directed to the parties at the following addresses or such other address as any party may designate in writing prior to the time of the giving of such notice or in any other manner authorized by law:

Port:	Port of Benton
3100 George Washington Way
Richland, Washington 99354

Lessee:	PlasMet Corp.
2345-2355 Stevens Drive
Richland, Washington 99354

     Any notice given shall be effective when actually received, or if given by certified or registered mail, upon the recipient’s receipt of a notice from the United States Postal Service that the mailed notice is available for pick up.

     29.2   NONMERGER. If both Port’s and Lessee’s estates in the Premises or the improvements or both become vested in the same owner, this Lease shall nevertheless not be destroyed by application of the doctrine of merger except by the express election of the owner and the consent of the mortgagee or mortgagees under all mortgages existing upon the Premises.

     29.3   CAPTIONS. The Captions of the various paragraphs of this Lease are for convenience and ease of reference only and do not define, limit, augment or describe the scope, content or intent of this Lease or of any part or parts of this Lease.

     29.4   EXHIBITS AND ADDENDA. All exhibits and addenda to which reference is made in this Lease are incorporated in the Lease by the respective references to them. References to “this Lease” include matters incorporated by reference.

     29.5   SUCCESSORS. Subject to the provisions of this Lease on assignment and subletting, each and all of the covenants and conditions of this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, assigns, .and personal representatives of the respective parties. The Port agrees that if the Premises is sold, assigned or conveyed, except for any conveyance to the United States, the Port will place a provision in any conveyance making the conveyance subject to the terms and conditions of this Lease. The Port represents that if this Lease is recorded, any subsequent conveyance of the Premises by the Port will be subject to the terms of this Lease, with the exception of any conveyance to the United States. In the event the successor is the United States and the United States will not take the Premises subject to this Lease, the Port shall refund any sums which the Lessee has prepaid to the Port and which the Lessee will be unable to use due to the conveyance to the United States.

     29.6   WARRANTY OF AUTHORITY. The persons executing and delivering this Lease on behalf of Port and Lessee each represent and warrant that each of them is duly authorized to do so and that the execution of this Lease is the lawful and voluntary act of the person on whose behalf they purport to act.

     29.7   QUIET POSSESSION. The Port agrees that upon compliance with the terms and conditions of this Lease, the Lessee shall at all times have the right to the quiet use and enjoyment of the Premises for the term of the Lease and any extensions.

     29.8   LEASE CERTIFICATION. Upon the request of the Lessee, the Port agrees to provide a written certification of the status of the Lease, to the best knowledge of the Port at the time of the certification, setting forth the following: i) whether the Lease is in full force and effect; ii) whether there have been any amendments or modifications to the Lease; iii) whether the Lessee is current in the payment of the rent and other charges under the terms of the Lease; iv) whether the Port is aware of any default or breach on the part of the Lessee.

     29.9   PARTIAL INVALIDITY. If any provision of this Lease is held to be invalid or unenforceable, all other provisions shall nevertheless continue in full force and effect.

     29.10  CONSENT. Whenever the consent or approval of a party to this Lease is required to be given by the terms of this Lease to the other party, such consent or approval shall not be unreasonably withheld or delayed.

     29.11  CONSTRUCTION. The parties to this Lease have reviewed this Lease and have had the opportunity to consult with their respective counsel. The Lease shall not be deemed to be drafted by either party and the Lease shall not be construed against either party as the drafter.

     29.12  TIME OF ESSENCE. Time is of the essence of this Lease and for each and every covenant or condition which must be performed hereunder.

     IN WITNESS WHEREOF, the parties have caused these presents to be executed by their duly authorized officers that day and year first above written.

PORT OF BENTON			PLASMET CORPORATION:

By:	SCOTT D. KELLER	By:	JOHN RYAN
	SCOTT D. KELLER		JOHN RYAN
	Executive Director		Executive Vice President

STATE OF WASHINGTON	)
) ss
County of Benton	)

     On this 2nd day of February, 2007, before me, the undersigned, a Notary Public in and for the State of Washington duly commissioned and sworn, personally appeared Scott D. Keller, to me known to be the Executive Director of the Port of Benton, the municipal corporation that executed the foregoing instrument, and acknowledged that instrument to be the free and voluntary act and deed of that corporation, for the uses and purposes therein mentioned.

     WITNESS my hand and official seal hereto affixed the day and year first above written.

JANET R. BUDZECK
[SEAL]	NOTARY PUBLIC in and for the State of
Washington, residing in Richland
My commission expires: 9-26-07

STATE OF NEW YORK	)
) ss
County of New York	)

     On this 2nd day of February, 2007, before me personally appeared John Ryan, to me known to be the Executive Vice President of the corporation that executed the within and foregoing instrument and acknowledged the said instrument to be the free and voluntary act and deed of said corporation for the uses and purposes therein mentioned and on oath stated that he was authorized to execute said instrument and that the seal affixed thereto is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year first above written.

THOMAS I. KAHLER
[SEAL]	NOTARY PUBLIC in and for the State of
New York, residing in 27 Oak Ave., Larchmont, NY
My commission expires: 11-12-10

GROSS FLOOR AREA: 127,945 SQUARE FEET
TOTAL OCCUPIED AREA: 125,710 SQUARE FEET
TOTAL COMMON AREA: 2,235 SQUARE FEET
LEASE AREA A (PLASMET) 30,913 SQUARE FEET
2355 STEVENS DRIVE - PLASMET
Port of Benton, Richland, Washington
MAIN LEVEL FLOOR AREA SCALE 1/32" = 1'-0
SCM

EXHIBIT 2